UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) July 1, 2009

                    GENERAL EMPLOYMENT ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Charter)



             Illinois                   1-05707         36-6097429
   (State or Other Jurisdiction       (Commission      (IRS Employer
          of Incorporation)           File Number)   Identification No.)


                               One Tower Lane
                                 Suite 2200
                         Oakbrook Terrace, IL  60181
             (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code (630) 954-0400

                               Not applicable
        (Former Name or Former Address, if Changed Since Last Report)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







   ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

        On July 1, 2009, General Employment Enterprises, Inc. ("General Employment") issued a press release to announce the closing of the issuance by General Employment and the purchase by PSQ, LLC ("PSQ") of 7,700,000 shares of General Employment's Common Stock at a purchase price of $0.25 per share for a total purchase price of $1,925,000 (the "Share Purchase") pursuant to the Securities Purchase and Tender Offer Agreement (the "Purchase Agreement"), dated as of March 30, 2009, entered into between General Employment and PSQ. PSQ's funding for the Share Purchase transaction was provided by its' sole member, Stephen Pence. As a result of the Share Purchase, PSQ will, after giving effect to the approximately 2,037,415 shares of the Common Stock of General Employment that PSQ announced on July 1, 2009 were tendered to PSQ pursuant to the tender offer effected by PSQ as contemplated by the Purchase Agreement, own approximately 76% of the outstanding Common Stock of General Employment.

        A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

   ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

   DIRECTORS

        As contemplated by the Purchase Agreement, Sheldon Brottman, Edward Hunter, Thomas Kosnik and Kent Yauch resigned from the Board of Directors of General Employment on July 1, 2009. There are no disagreements between any of such directors and General Employment on any matter relating to General Employment's operations, policies or practices which resulted in them tendering their resignations.

        As further contemplated by the Purchase Agreement, Stephen Pence, Charles (Chuck) W.B. Wardell III and Jerry Lancaster have been appointed by the Board to serve, effective as of July 1, 2009, as non-employee directors on the Board of Directors of General
   Employment.

        Stephen B. Pence, 55, is currently a retired colonel from the United States Army Reserve, where he served as a federal military judge, and is also of counsel with Martin, Ogburn & Zipperle, in Louisville, Kentucky, assisting clients involved in human resource staffing and workers' compensation insurance. In 2001, Mr. Pence was nominated by President Bush and confirmed by the U.S. Senate to the position of United States Attorney for the Western District of Kentucky. From 2003 to 2007, Mr. Pence served as Lieutenant Governor of Kentucky, which included roles as the Secretary of the Justice and Public Safety Cabinet and Commissioner of State Police. Mr. Pence received his bachelor's degree in business and his masters of business administration, with a concentration on economics, from Eastern

   Kentucky University, and his juris doctorate degree from the University of Kentucky.

        Charles W.B. Wardell III, 56, served as Senior Advisor to the Chief Executive Officer of Korn/Ferry International, a multi-national executive recruitment service with currently more than 90 offices in 40 countries, from 1992 through 2007. Between 1990 and 1992, Mr. Wardell operated as President of Nordeman Grimm, a New York based boutique executive placement firm with specialization on placement with marketing and financial services companies. In 1978, he joined American Express as Special Assistant to the Chief Executive Officer, although he also held roles, between 1978 and 1990, of Regional Vice President and General Manager of American Express Company Middle East and Senior Vice President and Chief Operating Officer of Global Private Banking at American Express International Banking Corporation. His experience also encompasses Senior Vice President, both at Travelers and Mastercard International, as well as Executive Vice President of Diners Club at Citicorp. Mr. Wardell graduated cum laude from Harvard College with an A.B. degree.

        Jerry Lancaster, 74, has been employed with Imperial Casualty and Indemnity Company since 1997, where he is currently the Chairman and the Director of Marketing. He has worked in a variety of capacities involving workers' compensation programs and holds General Lines Agent and Managing General Agent licenses from the State of Texas. Mr. Lancaster graduated from Southern Methodist University with a degree in mathematics.

        The Board of Directors will determine which committees Messrs. Pence, Wardell and Lancaster will serve on at the next scheduled meeting of the Board. Messrs. Pence, Wardell and Lancaster will receive compensation as directors in line with General Employment's current compensation arrangement for non-employee directors, which will entitle each of them to a monthly retainer fee of $2,000. Directors do not receive any additional compensation for attendance at meetings of the Board of Directors or its committees, except that the Chairman of the Audit Committee receives an additional monthly retainer fee of $500.

   CHIEF EXECUTIVE OFFICER AND PRESIDENT

        On July 1, 2009, Herbert F. Imhoff, Jr. resigned as Chief
   Executive Officer and President of General Employment, and Ronald E. Heineman was appointed to serve as Chief Executive Officer and President of General Employment.

        Mr. Heineman agreed to an initial annual salary of $1 and a grant on July 1, 2009 of 150,000 stock options pursuant to and in accordance with General Employment's Amended and Restated 1997 Stock Option Plan (the "1997 Option Plan"), with such options to be fully vested on the date of issuance. The grant of such options was made subject to the approval of General Employment's shareholders of an increase in the number of authorized shares of Common Stock available for issuance under the 1997 Plan to accommodate such stock option issuance, which shareholder approval will be sought at General Employment's 2010 Annual Meeting of Shareholders or at such earlier special meeting of shareholders as may be called in accordance with General Employment's By-laws.

        There are no family relationships among Mr. Heineman and any directors or other executive officers of General Employment. Other than the provisions in the Purchase Agreement providing for Mr. Heineman to be appointed as Chief Executive Officer and President of General Employment, General Employment is not aware of any transaction in which Mr. Heineman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

   ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (d)  EXHIBITS.

   EXHIBIT NO.    DESCRIPTION
   -----------    -----------

     99.1         Press Release, dated July 1, 2009.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            GENERAL EMPLOYMENT ENTERPRISES, INC.

   Date: July 1, 2009       By:       /s/ Kent M. Yauch
                                      --------------------------------
                            Name:     Kent M. Yauch
                            Title:    Vice President, Chief Financial
                                      Officer and Treasurer

                                EXHIBIT INDEX
                                -------------


   EXHIBIT NO.    DESCRIPTION
   -----------    -----------

     99.1         Press Release, dated July 1, 2009.